As filed with the Securities and Exchange Commission on October 9, 2020

Registration Statement No. 333-223669

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

9 METERS BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-3425913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615
Telephone: (919) 275-1933
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Donald R. Reynolds, Esq.
Alexander M. Donaldson, Esq.
Lorna A. Knick, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer”, “large accelerated filer, “smaller reporting company”, and “emerging growth company” (as defined in Rule 12b-2 of the Act):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to this Registration Statement solely for the purpose of removing from registration the $151,831,702 of securities that remain unsold hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 9, 2020.

9 METERS BIOPHARMA, INC.

By:	/s/ John Temperato
John Temperato
Chief Executive Officer

Signature	Title	Date

/s/ John Temperato	Chief Executive Officer and Director	October 9, 2020
John Temperato	(Principal Executive Officer)

/s/ Edward J. Sitar	Chief Financial Officer	October 9, 2020
Edward J. Sitar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Sirgo	Director	October 9, 2020
Mark Sirgo, Pharm.D.

/s/ Michael Constantino	Director	October 9, 2020
Michael Constantino
October 9, 2020
/s/ Nissim Darvish	Director
Nissim Darvish, M.D., Ph.D.

/s/ Lorin K. Johnson	Director	October 9, 2020
Lorin K. Johnson, Ph.D.

/s/ Sandeep Laumas	Director	October 9, 2020
Sandeep Laumas, M.D.